Exhibit 2
SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of August 6, 2010, is entered into by and between Danaos Corporation, a Marshall Islands corporation (the "Corporation"), and Sphinx Investments Corp., a Marshall Islands corporation (the "Purchaser").

WHEREAS, the Corporation desires to issue and sell to Purchaser, and Purchaser desires to subscribe for and purchase from the Corporation, a number of shares of the Common Stock, par value $0.01 per share, of the Corporation ("Common Stock");

WHEREAS, the Corporation and Purchaser are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of the U.S. Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated by the U.S. Securities and Exchange Commission thereunder.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and Purchaser, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

The following capitalized terms used in this Agreement shall have the following respective meanings:

"Affiliate" means a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

"Common Stock" means the Common Stock, par value $0.01 per share, of the Corporation.

"Concurrent Stock Purchases" shall have the meaning specified in Article 4(f).

"Control" including the terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise.

"Purchase Price" means $3.70 per Share.

"Restructuring Term Sheet" means the Project Apollon Term Sheet summarizing the key terms and conditions of the proposed restructuring agreement with respect to the facility agreements and swap agreements of the Corporation specified therein.

"Shares" means 11,471,621 shares of Common Stock to be purchased by the Purchaser and issued by the Corporation in accordance with the terms hereof.

"United States" means United States of America, its territories and possessions, any State of the United States of America or the District of Columbia.

"U.S. person" means any natural person who is a resident of the United States or to any other U.S. person (as defined in Regulation S under the Securities Act).

ARTICLE II
PURCHASE AND SALE OF SHARES

SECTION 2.1.               Sale and Purchase of the Shares.  Subject to the terms and conditions hereof, at the Closing the Corporation shall issue and sell to Purchaser, and the Purchaser shall subscribe for and purchase from the Corporation, the Shares in exchange for the payment of Purchase Price by the Purchaser.

SECTION 2.2.               Closing Date.  The closing of the sale of Shares to the Purchaser (the "Closing") shall take place at such date, time and place after satisfaction (or waiver) of the conditions set forth herein as shall be agreed in writing by the Corporation and the Purchaser.  The date on which the Closing occurs is referred to herein as the "Closing Date."

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Corporation as follows:

(a)          The Purchaser has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

(b)          The execution, delivery and performance by the Purchaser of this Agreement will not (with or without notice or lapse of time, or both) (i) result in any violation of any provision of its articles of incorporation, company agreement, bylaws or other organizational documents, (ii) conflict with or constitute breach of, or default under, or result in the creation or imposition of any lien, encumbrance, security interest, pledge, mortgage, charge, other claim, contract, lease, license, indenture, agreement, commitment or other legally binding arrangement to which it is a party or by which any of its assets may be bound or (iii) result in any violation of any applicable law, statute, rule or regulation or order of any governmental authority.

(c)          Except as already obtained, no material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any federal, state, local or foreign governmental authority is required in connection with the Purchaser's execution, delivery and performance of this Agreement or its consummation of the transactions contemplated hereby.

(d)          The Purchaser represents and warrants that the Purchaser: (i) is familiar with the Corporation and its business prospects and (ii) has had an opportunity to select and consult with such attorneys, business consultants and any other person(s) the Purchaser has wished to confer with.  The Purchaser acknowledges that the Corporation has made available to the Purchaser prior to the signing of this Agreement and sale of any Common Stock, the opportunity to ask questions of any person authorized to act on behalf of the Corporation concerning any aspect of the investment and to obtain any additional information, to the extent the Corporation possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information.

(e)          The Purchaser is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the Securities Act.  The Purchaser has substantial knowledge and experience in financial, investment and business matters, and has the requisite knowledge and experience to evaluate the risks and merits of this investment.  The decision of the Purchaser to purchase the Shares hereunder has been made by the Purchaser independent of any statements, disclosures or judgments as to the properties, business, prospects or condition (financial or otherwise) of the Corporation that may have been made or given to the Purchaser.  The Purchaser can and will bear the economic risks of the Purchaser's investment in the Corporation and is able to hold the Corporation's Common Stock indefinitely without registration and is able to sustain a complete loss if the Shares become worthless.

(f)          The Purchaser is neither a U.S. person nor acquiring the Shares for the account or benefit of any U.S. person.

(g)          This Agreement has been executed and delivered by the Purchaser outside the United States.

(h)          The Purchaser is acquiring the Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part.  The Purchaser has no contract, undertaking, agreement or arrangement with any other person or entity to sell, transfer or pledge any Common Stock that the Purchaser is purchasing hereunder, and the Purchaser has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement.

(i)          The Purchaser (i) acknowledges that the Shares have not been registered or qualified for resale under applicable securities laws and are being sold in reliance upon an exemption therefrom, (ii) agrees that the Purchaser may not sell any such Shares except pursuant to such registration or qualification thereunder or an exemption therefrom and (iii) acknowledges that the certificates evidencing the Shares shall bear an appropriate restrictive legend.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation hereby represents and warrants to the Purchaser as follows:

                    (a)           The Corporation is a corporation validly existing and in good standing under the laws of the Republic of the Marshall Islands.  The Corporation has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement.

(b)           This Agreement has been duly and validly authorized, executed and delivered by the Corporation and constitutes a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms.

(c)          The execution, delivery and performance by the Corporation of this Agreement will not (with or without notice or lapse of time, or both) (i) result in any violation of any provision of its articles of incorporation or bylaws, (ii) conflict with or constitute breach of, or default under, or result in the creation or imposition of any lien, encumbrance, security interest, pledge, mortgage, charge, other claim, contract, lease, license, indenture, agreement, commitment or other legally binding arrangement to which it is a party or by which any  material amount of its assets may be bound or (iii) result in any violation of any applicable law, statute, rule or regulation or order of any governmental authority, except as would not have a material adverse effect on the Corporation and its subsidiaries, taken as a whole, or its ability to consummate the transactions contemplated hereby.

(d)          No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any federal, state, local or foreign governmental authority is required in connection with the Corporation's execution, delivery and performance of this Agreement or its consummation of the transactions contemplated hereby, except such as have been obtained or as may be required under federal and state securities laws with respect to the Corporation's obligations under the Registration Rights Agreement.  Other than pursuant to the agreements for the Concurrent Stock Purchases, there are no contracts, agreements or understandings between the Corporation and any person granting such person the right to require the Corporation to file, after the date hereof, a registration statement under the Securities Act with respect to any securities of the Corporation.

(e)          The Shares have been duly authorized and, upon issuance against payment therefore hereunder, will be validly issued, fully paid and non-assessable.

(f)          On the Closing Date (and as a condition to the effectiveness of this Agreement), the Corporation is concurrently issuing to other investors, including an affiliate of Dr. John Coustas, a total number of shares of Common Stock equal, together with the Shares to be issued and purchased by the Purchaser under this Agreement, to 54,054,055, against payment in cash of $3.70 per share (the "Concurrent Stock Purchases").

(g)          The authorized capital of the Corporation consists of (i) 750,000,000 shares of Common Stock of which 54,556,263 are outstanding immediately prior to the consummation of the issuance and sale of Shares hereunder and in the Concurrent Stock Purchases and (ii) 100,000,000 shares of Preferred Stock, par value $0.01 per share, none of which are outstanding.  Other than as disclosed on Schedule A to this Agreement and the Concurrent Stock Purchases, there are no outstanding commitments of the Corporation to issue any capital stock or rights to acquire capital stock and the Corporation does not have any contingent or other obligation to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein.  The issuance, sale and delivery of the shares of Common Stock being purchased hereunder are not subject to any preemptive rights, rights of first refusal or other similar right in favor or any person or entity.

                   (h)          Except as specifically provided in this Article IV, the Corporation does not make any representation or warranty to the Purchaser, express or implied, with respect to the Corporation, including with respect to any projections, forecasts, estimates or budgets of future revenues, future results of operations, future cash flows, future financial condition or future business or operations of the company or the business.

ARTICLE V
COVENANTS AND AGREEMENTS OF THE CORPORATION

SECTION 5.1.               Registration Rights.  In connection with the sale and purchase of the Shares, the Corporation has agreed to grant the Purchaser certain registration rights with respect to the Shares and concurrently with the execution and delivery of this Agreement, the Corporation and the Purchaser, together with certain other purchasers of Common Stock, are entering into a registration rights agreement (the "Registration Rights Agreement") for such purpose substantially in the form set forth as Schedule B to this Agreement.

SECTION 5.2.               Board of Directors.  (a)  As promptly as practicable following the Closing Date, the Corporation shall appoint a person designated by the Purchaser, who shall be acceptable to the Corporation, to the Board of Directors of the Corporation.

 (b)           At each annual meeting of stockholders of the Corporation at which the term of the director appointed pursuant to Section 5.2(a) of this Agreement is scheduled to expire, the Corporation shall nominate a person designated by the Purchaser, who shall be acceptable to the Corporation, for election by the stockholders of the Corporation to the Board of Directors of the Corporation at such annual meeting; provided that the Purchaser beneficially owns a number of shares of Common Stock that equals or exceeds (i) 10,000,000 shares of Common Stock and (ii) 5% of the outstanding shares of Common Stock of the Corporation.

SECTION 5.3.               Stock Purchase Right.  (a) If the Corporation issues shares of Common Stock in an underwritten public offering after the date hereof, the Purchaser, provided it shall not have sold shares of Common Stock in such offering, shall have the right (subject to Section 6.1 of this Agreement and compliance with applicable securities laws), exercisable no later than the pricing of such offering, to purchase from the Corporation, at the same price per share paid by investors who purchase Common Stock in such offering, up to such portion of such Common Stock being issued equal to the lesser of (i) the proportion that the number of shares of Common Stock held by the Purchaser immediately prior to such offering bears to the total number of shares of Common Stock outstanding immediately prior to such offering and (ii) the proportion that the number of Shares purchased by the Purchaser under this Agreement bears to the total number of shares of Common Stock outstanding immediately after the consummation of the issuance and sale of the Common Stock under this Agreement and in the Concurrent Stock Purchases.

                       (b)  For the avoidance of doubt, notwithstanding the foregoing, the Purchaser's right to purchase granted under Section 5.3(a) hereof shall be inapplicable with respect to: (i) the issuance of shares of Common Stock (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event) issued or issuable in connection with, or upon the exercise of, options or other awards granted or to be granted pursuant to the Corporation's 2006 Equity Incentive Plan, as amended, and such other employee benefit plans of the Corporation as there may be from time to time, (ii) securities issued as a result of any stock split, stock dividend, reclassification or reorganization or similar event with respect to the Common Stock; (iii) securities issued as consideration for the purchase of stock or assets in any acquisition (of a business or assets) or merger, or (iv) shares of Common Stock issued upon exercise of the warrants or stock awards described on Schedule A to this Agreement.

ARTICLE VI
COVENANTS AND AGREEMENTS OF THE PURCHASER

SECTION 6.1.               Standstill.  The Purchaser covenants and agrees that neither it nor any of its Affiliates will, directly or indirectly, effect or seek, offer or propose to effect, or cause or participate in, any acquisition of any additional securities (or beneficial ownership thereof) of the Corporation which, together with the aggregate beneficial ownership of any person with whom the Purchaser is "acting in concert" for purposes of the Restructuring Term Sheet or the definitive agreements in respect thereof, would result in aggregate beneficial ownership of the Purchaser and such persons of more than 20.00% of the outstanding shares of Common Stock of the Corporation.

ARTICLE VII
CLOSING CONDITIONS

SECTION 7.1.               Closing Conditions.  The obligation of the Purchaser to consummate the purchase of the Shares is subject to (a) the Corporation's receipt (and written evidence thereof provided to the Purchaser) of the written commitment to the terms of the Restructuring Term Sheet of each of the entities named therein as parties thereto, (b) the consummation of the Concurrent Stock Purchases, (c) the delivery of a customary legal opinion, addressed to the Purchaser, of counsel to the Corporation covering substantially the matters set forth in Schedule C to this Agreement, and (d) the Corporation and the Purchaser, among others, having entered into the Registration Rights Agreement.

ARTICLE VIII
MISCELLANEOUS

SECTION 8.1.               Governing Law.  This Agreement shall be governed by and construed under the law of the State of New York without regard to its choice of law provisions.

SECTION 8.2.               Assignment.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder shall be assignable by either the Corporation or Purchaser without the other's prior written consent, except that Purchaser (or any successor assignee) may assign any or all of the foregoing in whole or in part to one or more of its Affiliates.

SECTION 8.3.               Notices.  All notices, requests, claims, demands and other communications required or permitted to be given hereunder will be in writing and will be given when delivered by hand or sent by registered or certified mail (postage prepaid, return receipt requested) or by overnight courier (providing proof of delivery) or by telecopy (providing confirmation of transmission).  All such notices, requests, claims, demands or other communications will be addressed as follows:

(a) if to the Company, to:

Danaos Corporation
c/o Danaos Shipping Co., Ltd.
14 Akti Kondyli
185 45 Piraeus, Greece
Telephone No.: + 30 210 419 6401
Fax No.: + 30 210 419 6489
Attention: Chief Executive Officer

With a copy to:
Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
Telephone No.: (212) 309-6050
Fax No.: (212) 309-6001
Attention: Stephen P. Farrell

(b) If to the Purchaser, to:

Sphinx Investments Corp.
c/o Mare Services Limited
5/1 Merchants Street
Valletta, Malta

or such other address as the Company or the Purchaser shall have specified to the other party in writing in accordance with Section 8.3.

SECTION 8.4.               Binding Effect.  The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

SECTION 8.5.               Section and Other Headings; Interpretation.  The section and other headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

SECTION 8.6.               Counterparts.  This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

SECTION 8.7.               Entire Agreement; Waiver, Amendment.  This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings or undertakings, written or oral.  Neither this Agreement nor any provision hereof shall be waived, amended, modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, amendment, modification, change, discharge or termination is sought.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

DANAOS CORPORATION

By: /s/ Dr. John Coustas
Name: Dr. John Coustas
Title: President & Chief Executive Officer

SPHINX INVESTMENTS CORP.

By: /s/ George Economou
Name: George Economou
Title: Attorney-In-Fact

[Signature Page to Danaos Corporation Subscription Agreement]

Schedule A

The Restructuring Term Sheet contemplates that the Corporation will issue warrants to purchase up to an aggregate of 15,000,000 shares of Common Stock, at an initial price per share of $7.00 subject to adjustment.

Certain rights to receive Common Stock under the Corporation's 2006 Equity Incentive Plan, as amended, as disclosed in the Corporation's Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission on June 18, 2010 and Form 6-K filed with the U.S. Securities and Exchange Commission on July 28, 2010.

Stockholder Rights Agreement, dated September 18, 2006, as amended, between the Corporation and American Stock Transfer & Trust Company, as rights agent.

Schedule B

REGISTRATION RIGHTS AGREEMENT
dated as of August __, 2010,
among
DANAOS CORPORATION
and
[   ], [  ] and [  ]

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of August __, 2010, between Danaos Corporation, a Marshall Islands corporation (the “Company”), and [   ], [  ] and [  ] (each, a “Stockholder”).

WHEREAS, pursuant to the several Subscription Agreements, dated as of August __, 2010 (collectively, the “Subscription Agreements”), by and between the Company and the respective Stockholders, the Company is issuing and selling to each Stockholder shares of its common stock, par value $0.01 per share; and

WHEREAS, in connection with the Subscription Agreements, the Company has agreed to provide each of the several Stockholders with the registration rights set forth in this Agreement;

ACCORDINGLY, in consideration of the mutual covenants and agreements contained herein and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Certain Definitions.

As used in this Agreement, capitalized terms not otherwise defined herein shall have the meanings ascribed to them below:

 “Claims” has the meaning set forth in Section 5.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any securities issued or issuable in exchange for or with respect to the common stock of the Company by way of a stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, exchange, merger, consolidation or other reorganization.

“Common Stock Equivalent” means all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject) Common Stock.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“FINRA” means Financial Industry Regulatory Authority, Inc.

“Holder” or “Holders” means each Stockholder, for so long as the Stockholder owns any Registrable Securities.

 “Majority Holders” means Holders holding more than 50% of the Registrable Securities.

 “New York Courts” has the meaning set forth in Section 6.4(d).

 “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

“Piggy-back Registration” has the meaning set forth in Section 3.1.

“Registrable Securities” means any shares of Common Stock issued under the Subscription Agreements or issued in respect of such shares of Common Stock, provided such shares of Common Stock shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such shares of Common Stock shall have been declared effective under the Securities Act and such shares of Common Stock shall have been disposed of in accordance with such registration statement, (B) such securities shall have been sold (other than in a privately negotiated sale) pursuant to Rule 144 (or any successor provision) under the Securities Act and in compliance with the requirements of Rule 144 or (C) all such securities are eligible to be sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2 hereof which covers some or all of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

  “Suspension Period” has the meaning set forth in Section 3.2.

2.           Shelf Registration.

2.1.          Registration Rights.  The Company shall:

(a)           as expeditiously as possible, but in no event later than 75 days after the date hereof, cause to be filed with the Commission a Shelf Registration Statement, which Shelf Registration Statement shall provide for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities;

(b)           as expeditiously as possible but subject to Section 2.2, use its commercially reasonable efforts to effect such registration of the Registrable Securities under the Securities Act; and

(c)           use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act in order to ensure that (A) it is available for resales by the Holders of Registrable Securities and (B) conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time, for a period from the date the Shelf Registration Statement is declared effective by the Commission until the date on which no Registrable Securities remain outstanding.

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        2.2.           Notwithstanding anything to the contrary in Section 2.1, as a condition precedent to such registration, the Company may require that each Holder furnish the Company such information in writing regarding such Holder and the distribution of the Registrable Securities owned by such Stockholder, as the Company may reasonably request provided that such information is necessary for the Company to consummate such registration and shall be used only in connection with such registration.

3.           Piggy-back Registration.

3.1.          Right to Piggy-back.  (a) If at any time prior to the fifth anniversary of the date of this Agreement the Company proposes to effect an underwritten public offering of its Common Stock, the Company will give prompt written notice to each Holder of its intention to effect such underwritten public offering and will include in such underwritten public offering and, to the extent required under the Securities Act, on the registration statement in respect of such offering (a “Piggy-back Registration”) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after the receipt of the Company's notice; provided, however, that the number of Registrable Securities to be so included or sold by a Holder shall be limited to the portion of the total number of securities proposed to be sold in such underwritten public offering that equals the proportion of the number of shares of Common Stock held by such Holder bears to the total number of outstanding shares of Common Stock.

(b) Notwithstanding the foregoing, the rights to Piggy-back Registration set forth in Section 3.1(a) hereof shall not apply with respect to the sale of the first 5,405,406 shares of Common Stock sold in an underwritten public offering after the date of this Agreement by Dr. John Coustas, Danaos Investments Limited as Trustee for the 883 Trust, any other trusts or entities established for the benefit of Dr. John Coustas or members of his immediate family and any other entities wholly-owned by Dr. John Coustas and members of his immediate family.

3.2.                      Priority on Company Registrations.  If a Piggy-back Registration is an underwritten registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their good faith opinion the number of securities requested to be included in such registration exceeds the largest number of securities which can be sold without having a material adverse effect on such offering, including the price at which such securities can be sold, the Company will include in such offering and registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included therein by any Holder and (iii) third, the securities requested to be included therein by the holders of the Company’s securities (other than the Holders).  If a reduction in the number of Registrable Securities included is required pursuant to the preceding sentence, the Company shall be required to include in the underwriting only that lower number of Registrable Securities, and the Holders who have requested registration shall participate in the underwriting pro rata based upon the number of Registrable Securities requested to be registered by the Holders.

3.3.                      Priority on Securityholder Registrations.  If a Piggy-back Registration is an underwritten secondary sale and registration on behalf of holders of the Company’s securities (other than the Holders), and the managing underwriters advise the Company in writing that in

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their good faith opinion the number of securities requested to be included in such registration exceeds the largest number of securities which can be sold without having a material adverse effect on such offering, including the price at which such securities can be sold, the Company will include in such offering and registration (i) first, the securities requested to be included therein by the holders of the Company’s securities (other than the Holders) requesting such registration, (ii) second, the securities the Company desires to sell and (ii) third, the Registrable Securities requested to be included therein by the Holders.  If a reduction in the number of Registrable Securities included is required pursuant to the preceding sentence, the Company shall be required to include in the underwriting only that lower number of Registrable Securities, and the Holders who have requested registration shall participate in the underwriting pro rata based upon the number of Registrable Securities requested to be registered by the Holders.

3.4.           Certain Limitations on Registration Rights.  In the case of a registration under Section 3.1, if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such registration shall be subject to an underwriting agreement and no Holder may participate in such offering and registration unless such Holder agrees to sell such Holder’s securities on the basis provided therein and completes and executes all reasonable questionnaires, and other documents (including custody agreements and powers of attorney) which must be executed in connection therewith, and provides such other information to the Company or the managing underwriter as may be necessary to register and offer such Holder’s securities.

4.           Registration Procedures.  In connection with its obligations under Sections 2 and 3 hereof, the Company shall undertake to:

(a)           furnish, before filing the Shelf Registration Statement (or, after the Company has received written requests for inclusion of Registrable Securities pursuant to Section 3.1 hereof, any relevant registration statement in connection with a Piggy-back Registration) or prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, or any free writing prospectus related thereto, to one counsel for the relevant Holders (selected by the Majority Holders or, in the case of a Piggy-back Registration, Holders holding more than 50% of the Registrable Securities participating in such Piggy-back Registration) copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the review and reasonable comment of such counsel, and the Company shall not file the Shelf Registration Statement or amendment thereto, any prospectus or supplement thereto or any free writing prospectus related thereto to which the Majority Holders (or, in the case of a Piggy-back Registration, Holders holding more than 50% of the Registrable Securities participating in such Piggy-back Registration) shall reasonably object;

(b)           prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement (or any relevant registration statement in connection with a Piggy-back Registration) and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement (or any relevant registration statement in connection with a Piggy-back Registration) effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by the Shelf Registration Statement (or any relevant registration statement in connection with a

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Piggy-back Registration) in accordance with the intended methods of disposition by the relevant Holders thereof set forth in the Shelf Registration Statement (or any relevant registration statement in connection with a Piggy-back Registration);

(c)           furnish, without charge, to each Holder such number of copies of the Shelf Registration Statement (or any relevant registration statement in connection with a Piggy-back Registration), each amendment and supplement thereto (in each case including all exhibits), the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement (or any relevant registration statement in connection with a Piggy-back Registration) in conformity with the requirements of the Securities Act, each free writing prospectus utilized in connection therewith, and other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Holder;

(d)           use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement (or any relevant registration statement in connection with a Piggy-back Registration) under such other securities or “blue sky” laws of such jurisdictions as any Holder shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the relevant Registrable Securities in such jurisdictions, except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(e)           promptly notify each Holder (which notice pursuant to clauses (ii) through (v) hereof shall be accompanied by an instruction to suspend the use of the prospectus related to the Shelf Registration Statement or any Piggy-back Registration until the Company shall have remedied the basis for such suspension): (i) when the Shelf Registration Statement (or any relevant registration statement in connection with a Piggy-back Registration), any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to the Shelf Registration Statement (or any relevant registration statement in connection with a Piggy-back Registration) or any free writing prospectus has been filed and, with respect to such Shelf Registration Statement (or any relevant registration statement in connection with a Piggy-back Registration)or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or state securities authority for amendments or supplements to the Shelf Registration Statement (or any relevant registration statement in connection with a Piggy-back Registration) or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement (or any relevant registration statement in connection with a Piggy-back Registration) or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; and (v) of the existence of any fact of which the Company becomes aware which, based on advice of the Company's  counsel, results in the Shelf Registration Statement (or any relevant registration statement in connection with a Piggy-back Registration), any prospectus related thereto or any document incorporated

5

therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such Holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

(f)           use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement (or any relevant registration statement in connection with a Piggy-back Registration);

(g)           use its commercially reasonable efforts to cause all such Registrable Securities covered by the Shelf Registration Statement (or any relevant registration statement in connection with a Piggy-back Registration) to be listed on the New York Stock Exchange or the principal securities exchange on which the Common Stock is then listed;

(h)           make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act as soon as practicable after the effective date of the Shelf Registration Statement (or any relevant registration statement in connection with a Piggy-back Registration) and in any event no later than 180 days after the end of a 12-month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement (or any relevant registration statement in connection with a Piggy-back Registration);

(i)           if requested by any Holder, promptly incorporate in the Shelf Registration Statement or related prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Registrable Securities; provided, however, that nothing herein shall be deemed to require the Company to participate in any underwritten offering of any Registrable Securities or to include information relating to an underwritten offering in the Plan of Distribution other than as set forth in Section 3 hereof;

(j)           cooperate and assist in any filings required to be made with the FINRA; and

(k)           cooperate with the relevant Holders, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the instructions of the relevant Holders at least three business days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof.

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Each Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (ii) through (v) of paragraph (e) of Section 3.1, such Holder will (x) discontinue disposing Registrable Securities pursuant to the Shelf Registration Statement (or any relevant registration statement in connection with a Piggy-back Registration) covering such Registrable Securities until the Company has remedied the basis for such suspension and, to the extent applicable, such Holder receives copies of the supplemented or amended prospectus contemplated by paragraph (e) of Section 3.1 and (y) if so directed by the Company, deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice.

4.2.          Suspension of Shelf Registration Statement Availability.  The Company may suspend each Holder's use of the Shelf Registration Statement (each such period, a “Suspension Period”) if (i) there has occurred or there is pending a corporate development that, in the reasonable discretion of the Company makes it appropriate to suspend the availability of the Shelf Registration Statement, (ii) there has occurred an event or some other fact exists as a result of which, based on advice of the Company's  counsel, the Shelf Registration Statement or any document incorporated by reference therein, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus, or any document incorporated by reference therein, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Commission or any U.S. state securities commission issues a stop order in respect of the Shelf Registration Statement or otherwise prohibits the use of the related prospectus.  Upon such suspension, the Company shall give notice to the Holders that the availability of the Shelf Registration Statement is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any Registrable Securities pursuant to such Shelf Registration Statement until such Holder’s receipt of copies of the supplemented or amended prospectus.  The Suspension Period or Suspension Periods shall not exceed an aggregate of 90 days in any 360-day period.  The Company shall not be required to specify in the written notice the Holders the nature of the event giving rise to the Suspension Period.  The Company shall promptly notify the Holders when any Suspension Period with respect to the Shelf Registration Statement has been lifted.

4.3.          Registration Expenses.  The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof.  The Holders will bear their individual selling expenses, including commissions and discounts and transfer taxes.

4.4.          No Required Sale.  Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities.

4.5.          Limitations on Sale or Distribution of Other Securities.  Each Holder that, to the extent requested in writing by a managing underwriter of any underwritten public offering effected by the Company, not sell any Common Stock or any Common Stock Equivalent (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed 90 days provided, however, that in the

7

event that either (a) during the last 17 days of the 90-day period referred to above the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) prior to the expiration of the 90-day restricted period the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

5.           Indemnification.

(a)           The Company will, and hereby agrees to, indemnify and hold harmless, to the fullest extent permitted by law, each Holder and their respective directors, officers, fiduciaries, employees, stockholders, members or general and limited partners (and the directors, officers, employees and stockholders thereof), and each other Person, if any, who controls such Holder within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise (collectively, “Claims”), and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in the Shelf Registration Statement (or any relevant registration statement in connection with a Piggy-back Registration) or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus or free writing prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein.  Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

(b)           Each Holder shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of Section 5 to the extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their respective directors, officers, fiduciaries, managing directors, employees, agents, affiliates, consultants, representatives, successors, assigns, general and limited partners, stockholders and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, the Shelf Registration Statement(or any relevant registration statement in connection with a Piggy-back Registration), any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Holder specifically for use therein and reimburse such

8

indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to Section 5(b) and Sections 5(c), (e) and (f) shall in no case be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Shelf Registration Statement (or any relevant registration statement in connection with a Piggy-back Registration) giving rise to such Claim.  Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such Registrable Securities by such Holder.

(c)           Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to Section 5, but the failure of any such Person to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of Section 5, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any such Person otherwise than under this Section 5.  In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor.  No indemnifying party shall, without the written consent of the indemnified party, which consent shall not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or proceeding) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or

9

proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 5(a), (b) or (c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.  The parties hereto agree that it would not be just and equitable if contributions pursuant to Section 5(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of Section 5(e).  The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim.  No Person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Notwithstanding anything in Section 5(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to Section 5(e) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 5(b) and (c).

(e)           The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of any Registrable Securities by any such party.

(f)           The indemnification and contribution required by Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

6.           General.

6.1.          Rule 144A and Rule 144.  The Company agrees with each Holder, for so long as any Registrable Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon

10

request of any Holder, to such Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act but only to the extent necessary to permit resales of such Registrable Securities pursuant to Rule 144 by a person who is not an affiliate of the Company.

6.2.          Amendments and Waivers.  The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, in a writing executed and delivered by the Company and the Majority Holders.  No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

6.3.          Notices.  All notices, requests, claims, demands and other communications required or permitted to be given hereunder will be in writing and will be given when delivered by hand or sent by registered or certified mail (postage prepaid, return receipt requested) or by overnight courier (providing proof of delivery) or by telecopy (providing confirmation of transmission).  All such notices, requests, claims, demands or other communications will be addressed as follows:

(a)           if to the Company, to:

Danaos Corporation
c/o Danaos Shipping Co., Ltd.
14 Akti Kondyli
185 45 Piraeus, Greece
Telephone No.:  + 30 210 419 6401
Fax No.: + 30 210 419 6489
Attention:  Chief Executive Officer

With a copy to:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
Telephone No.:  (212) 309-6050
Fax No.:  (212) 309-6001
Attention:  Stephen P. Farrell

(b)           If to [  ], to:

[  ]

(c)           If to [  ], to:

[  ]

(d)           If to [  ], to:

[  ]

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or such other address as the Company or the respective Stockholder shall have specified to the other party in writing in accordance with Section 6.3.

6.4.          Miscellaneous.

(a)           This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, personal representatives and assigns of the parties hereto, whether so expressed or not.  This Agreement may not be assigned by the Holders without the prior written consent of the Company.

(b)           This Agreement (with the documents referred to herein or delivered pursuant hereto) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements.

(c)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF).

(d)           With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement each of the parties hereto hereby irrevocably (i) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York (the “New York Courts”) and waives any objection to venue being laid in the New York Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the New York Courts; provided, however, that a party may commence any Proceeding in a court other than a New York Court solely for the purpose of enforcing an order or judgment issued by one of the New York Courts and (ii) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or the Stockholder at their respective addresses referred to in Section 6.3; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

(e)           WITH RESPECT TO ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY

12

AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(f)           The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.  All section references are to this Agreement unless otherwise expressly provided.

(g)           This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(h)           Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

(i)           Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.5.          No Inconsistent Agreements.  The Company represents that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound.

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IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above written.

DANAOS CORPORATION

By:    ________________________________
Name:
Title:

[  ]

By:     ________________________________
Name:
Title:

[  ]

By:     ________________________________
Name:
Title:

[  ]

By:     ________________________________
Name:
Title:

[Signature Page to the Registration Rights Agreement]

Schedule C

(a)          The Corporation is a corporation domesticated, validly existing and in good standing under the laws of the Republic of the Marshall Islands.

(b)          The Corporation has the corporate power and authority to enter into, execute, deliver and perform this Agreement.

(c)          This Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation.

(d)          The Shares have been duly authorized and, upon issuance against payment therefore under this Agreement, will be validly issued, fully paid and non-assessable.